UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 18, 2008

SEMGROUP ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 21, 2008 and July 24, 2008, events of default currently exist under SemGroup Energy Partners, L.P.’s (the “Partnership’s”) Amended and Restated Credit Agreement, dated February 20, 2008 (the “Credit Agreement”), among the Partnership, Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent and the other lenders from time to time party thereto (the “Lenders”).  As a result of the events of default, the Lenders under the Credit Agreement may, among other remedies, declare all outstanding amounts under the Credit Agreement immediately due and payable and exercise all rights and remedies available to the Lenders under the Credit Agreement and related loan documents.

Effective on September 18, 2008, the Partnership and the requisite Lenders entered into a Forbearance Agreement and Amendment to Credit Agreement (the “Forbearance Agreement”) under which the Lenders agreed, subject to specified limitations and conditions, to forbear from exercising their rights and remedies arising from the Partnership’s events of default described above and other defaults or events of default described therein for the period commencing on September 18, 2008 and ending on the earlier of (i) December 11, 2008, (ii) the occurrence of any default or event of default under the Credit Agreement other than certain defaults and events of default indicated in the Forbearance Agreement, and (iii) the failure of the Partnership to comply with any of the terms of the Forbearance Agreement (the “Forbearance Period”).  Prior to the execution of the Forbearance Agreement, the Credit Agreement was comprised of a $350 revolving credit facility and a $250 million term loan facility.  As of September 18, 2008, the Partnership had $448.1 million in outstanding borrowings under its credit facility (including $198.1 million under its revolving credit facility and $250 million under its term loan facility).  The Forbearance Agreement permanently reduced the Partnership’s revolving credit facility under the Credit Agreement from $350 million to $300 million and prohibits the Partnership from borrowing additional funds under its revolving credit facility during the Forbearance Period.  In addition, under the Forbearance Agreement, the Partnership agreed to pay the Lenders executing the Forbearance Agreement a fee equal to 0.25% of the aggregate commitments under the Credit Agreement after the above described commitment reduction.  During the Forbearance Period, indebtedness under the Credit Agreement will bear interest at the Partnership’s option, at either (i) the administrative agent’s prime rate or the federal funds rate plus 0.50%, plus an applicable margin that ranges from 2.75% to 3.75%, depending upon the Partnership’s total leverage ratio, or (ii) LIBOR plus an applicable margin that ranges from 4.25% to 5.25%, depending upon the Partnership’s total leverage ratio.

Under the Forbearance Agreement, the Lender’s forbearance is subject to certain conditions as described therein, including, among other items, periodic deliverables and minimum liquidity and maximum cash flow disbursement requirements.

The foregoing description of the Forbearance Agreement is qualified in its entirety by reference to the Forbearance Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03.                                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Forbearance Agreement is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—
Forbearance Agreement and Amendment to Credit Agreement, dated September 12, 2008 but effective as of September 18, 2008, by and among SemGroup Energy Partners, L.P., Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, and the Lenders party thereto.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

By:  SemGroup Energy Partners G.P., L.L.C.
        its General Partner

Date:  September 19, 2008                                                                                     By:  /s/ Alex G. Stallings
Alex G. Stallings
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—
Forbearance Agreement and Amendment to Credit Agreement, dated September 12, 2008 but effective as of September 18, 2008, by and among SemGroup Energy Partners, L.P., Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, and the Lenders party thereto.